EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated February 28, 2007, accompanying the combined and consolidated financial statements included in the Annual Report of Atlas Energy Resources, LLC on Form 10-K for the year ended December 31, 2006. We hereby consent to the incorporation by reference of said reports in the Registration Statement of Atlas Energy Resources, LLC on Form S-8, effective January 17, 2007.

/s/ Grant Thornton LLP

Cleveland, Ohio
March 16, 2007